UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 10, 2014
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XILINX, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive, San Jose, California		95124
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (408) 559-7778
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 10, 2014, Xilinx, Inc. (“Xilinx”) issued a press release announcing it has issued a notice of redemption to redeem on March 17, 2014 all of its outstanding 3.125% Junior Convertible Subordinated Debentures due 2037 (the “Convertible Debentures”) at a stated redemption price equal to 100% of the aggregate principal amount of the Convertible Debentures, plus accrued and unpaid interest to (but not including) the redemption date. As of February 10, 2014, $689,635,000 of the Convertible Debentures was outstanding. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On February 11, 2014, Xilinx issued a press release announcing a quarterly cash dividend of $0.29 per outstanding share of common stock, an increase from the current dividend of $0.25 per share. The quarterly cash dividend increase will be effective in the June quarter, payable on June 4, 2014 to all stockholders of record at the close of business on May 14, 2014. A copy of this press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Xilinx, Inc. dated February 10, 2014
99.2	Press Release of Xilinx, Inc. dated February 11, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: February 11, 2014	By:	/s/ Jon A. Olson
Jon A. Olson
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Xilinx, Inc. dated February 10, 2014
99.2	Press Release of Xilinx, Inc. dated February 11, 2014